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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 4, 2022

Glaukos Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-37463	33-0945406
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

229 Avenida Fabricante San Clemente, California	92672

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 367-9600

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol	Name of each exchange on which registered:
Common Stock	GKOS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).  Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b) On February 7, 2022, Glaukos Corporation (“Glaukos” or the “Company”) announced that Chris M. Calcaterra will step down from his role as the Company’s Chief Operating Officer and will transition to the position of EVP, Global Commercial Operations, effective April 1, 2022. Effective as of April 1, 2022, upon his appointment as EVP, Global Commercial Operations, Mr. Calcaterra will no longer be an “officer” of the Company under Rule 16a-1(f) or an “executive officer” of the Company under Rule 3b-7 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

(c) On February 7, 2022, the Company announced that Joseph E. Gilliam, the Company’s current Chief Financial Officer and Senior Vice President, Corporate Development, has been appointed as the Company’s President and Chief Operating Officer, which appointment will take effect on April 1, 2022.

Mr. Gilliam, age 46, has served as the Company’s Chief Financial Officer and Senior Vice President, Corporate Development, since May 2017. From 2013 to May 2017, he was a managing director in the healthcare investment banking group at JPMorgan, where he also led the Glaukos initial public offering for the firm. From 2000 to 2013, Mr. Gilliam held increasingly responsible positions at JPMorgan and its predecessor organizations The Beacon Group and Chase Manhattan, with experience spanning mergers and acquisitions, primary and secondary public equity offerings, bank lending, bond offerings and other transactions. He started his career at PricewaterhouseCoopers LLP. Mr. Gilliam currently serves on the board of directors and the audit committee of Caris Life Sciences. Mr. Gilliam has a B.S. in accounting from the Kelly School of Business at Indiana University.

When this appointment becomes effective, Mr. Gilliam’s annual base salary will be increased to $505,000, and he will be eligible for an annual target bonus of 70% of his base salary, based upon achievement of certain Company and personal performance objectives. Additionally, in connection with his promotion to President and Chief Operating Officer, Mr. Gilliam will be entitled to receive a one-time, special promotion equity grant with a grant date value equal to $3,000,000, consisting of (i) 50% restricted stock units that will vest in two equal installments on the third and fourth anniversaries of the grant date and (ii) 50% performance-based options to purchase stock of the Company, with an exercise price equal to the closing market price on the date of grant, that will vest based on the achievement of annual revenue growth targets established for a four-year performance period. Mr. Gilliam is eligible to participate in the Company’s benefit plans that are available to executive officers of the Company generally.

Additionally, on February 7, 2022, the Company announced that Alex R. Thurman, the Company’s current Vice President, Finance, has been appointed as the Company’s Senior Vice President, Chief Financial Officer, which appointment will take effect on April 1, 2022. Effective as of April 1, 2022, Mr. Thurman will be designated an “officer” of the Company under Rule 16a-1(f) and an “executive officer” of the Company under Rule 3b-7 under the Exchange Act.

Mr. Thurman, age 52, has served as the Company’s Vice President, Finance since December 2016 and as its Vice President, Global Tax & Administration from July 2016 to December 2016. Prior to that, Mr. Thurman held several roles of increasing responsibility at Allergan, Inc., including Director, U.S. Taxes; Director, Internal Audit; Senior Director, Corporate Accounting-Mergers & Acquisitions, Business Development; and Senior Director, Finance – U.S. Facial Aesthetics Business from 2004 to 2016. He began his career working at two public accounting firms: Arthur Andersen LLP and Deloitte & Touche LLP. Mr. Thurman earned both his B.S. in Accounting and a Master of Accountancy in Tax from Brigham Young University.

When this appointment becomes effective, Mr. Thurman’s annual base salary will be increased to $365,000, and he will be eligible for an annual target bonus of 50% of his base salary, based upon achievement of certain Company and personal performance objectives. Mr. Thurman is eligible to participate in the Company’s benefit plans that are available to executive officers of the Company generally.

In connection with his appointment, Mr. Thurman will enter into an Executive Severance and Change in Control Agreement (“Severance Agreement”) with the Company, to be effective on April 1, 2022. Pursuant to the terms of the Severance Agreement, if Mr. Thurman is terminated as a result of (i) an involuntary termination without “cause” or (ii) a resignation for “good reason” (each as defined in the Severance Agreement), then he will receive an amount equal to 12 months of his base salary amount in effect at the time of such termination. Mr. Thurman will also vest in all equity and equity-based awards that would otherwise have vested during the 12 months following the date of such termination. If Mr. Thurman is terminated as a result of (i) an involuntary termination without cause or (ii) a resignation for good reason, in either case within three months prior or 12 months following a “change in control” (as defined in the Severance Agreement), then he will receive an amount equal to the sum of (i) 18 months of his base salary amount in effect at the time of such termination, and (ii) 1.5 times his target annual bonus for the year in which the change in control occurs. Mr. Thurman will also vest in all equity and equity-based awards outstanding on the date of termination. In the event of any such termination, Mr. Thurman (and his spouse and dependents) will also receive medical and dental benefits provided by the Company at least equal to the levels of benefits provided to our similarly situated active employees for up to 12 months (or 18 months for a qualifying termination in connection with a change in control). All of the above benefits are subject to the executive’s execution of a general release of claims in the Company’s favor.

Mr. Thurman will also enter into the Company’s standard form of Indemnification Agreement, which was filed as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on August 5, 2021.

Item 7.01. Regulation FD Disclosure.

The press release issued by the Company announcing the appointments of Messrs. Gilliam and Thurman is attached to this Current Report on Form 8-K as Exhibit 99.1.

A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K. This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release of Glaukos Corporation, dated February 7, 2022.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLAUKOS CORPORATION (Registrant)

By:	/s/ Thomas W. Burns
Name: Thomas W. Burns
Title: President and Chief Executive Officer

Date: February 7, 2022